UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

RICHMONT MINES INC.
(Exact name of registrant as specified in its charter)

Quebec, Canada	None
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

161 Avenue Principale, Rouyn-Noranda, Quebec,
Canada	J9X 4P6
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Shares	New York Stock Exchange

Securities to be registered pursuant to Section 12(b) of the Act:

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ X ]

If this form relates to the registration of a class of securities pursuant Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [   ]

Securities Act registration statement file number to which this form relates.	________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Registrant’s common shares contained in the Registrant’s Annual Report on Form 20-F, filed with the Securities and Exchange Commission on April 22, 2016 (File No. 001-14598), is incorporated into this Item 1 by reference.

Item 2.	Exhibits.

Pursuant to the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on the New York Stock Exchange and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 17, 2017

Richmont Mines Inc.

By: /s/ Renaud Adams
Name: Renaud Adams
Title: President and CEO